UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2020

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 990 Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NOG	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On August 18, 2020, Northern Oil and Gas, Inc. (the “Company”) entered into an exchange agreement with holders of the Company’s 8.5% Senior Secured Notes due 2023 (the “Notes”). Pursuant to this agreement, the Company agreed to issue $5.0 million in agreed upon value of the Company’s common stock, par value $0.001 per share (“Common Stock”) in exchange for $5.5 million aggregate principal amount of the Notes. The number of shares of Common Stock to be issued in this exchange will be based on a forward volume-weighted average price (“VWAP”) mechanism. This transaction is expected to close and the shares of Common Stock are expected to be issued on or about September 30, 2020. Upon the closing of this transaction, the Company expects to have approximately $287.8 million remaining principal amount of Notes outstanding.

The issuance of the shares of Common Stock in exchange for the Notes is being made in reliance on the exemption from registration provided in Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Special Meeting of Stockholders (the “Special Meeting”) of the Company held on August 17, 2020, the stockholders voted on the following proposals. Each proposal is described in detail in the definitive proxy statement relating to the Special Meeting.

Proposal One - Approval of Reverse Stock Split of our Common Stock

The stockholders approved an amendment to our Restated Certificate of Incorporation that effects, at the option of our board of directors, a reverse stock split of the outstanding shares of our Company’s common stock, at a reverse stock split ratio ranging from any whole number between one-for-six to one-for-ten, as determined by our board of directors, based on the votes listed below:

For	Against	Abstain
369,698,523	19,807,512	742,753

Proposal Two - Approval of Reduction in Authorized Shares in connection with Reverse Split
The stockholders approved an amendment to our Restated Certificate of Incorporation to effect, if and only if Proposal 1 is both approved and implemented, a reduction in the total number of authorized shares of our common stock as determined by a formula based on one-half of the ratio utilized for the reverse stock split, based on the votes listed below:

For	Against	Abstain
370,134,493	18,693,025	1,421,270

The above proposals submitted to vote of security holders at the Special Meeting are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 8, 2020. Having received the approval of our stockholders at the Special Meeting, it is now in the discretion of our board of directors to determine if and when to effect the reverse stock split, and the ratio for the reverse stock split (in a range from one-for-six to one-for-ten). The Company will announce the board of directors’ determination on these matters at a later date, promptly after it is made.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2020	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Chief Legal Officer and Secretary